                                                                Exhibit 1.1

                         McLAUGHLIN, PIVEN, VOGEL

                             FAMILY OF TRUSTS,

                    THE PINNACLE GROWTH STRATEGY TRUST

                         REFERENCE TRUST AGREEMENT

  This Reference Trust Agreement (the "Agreement") dated January 20, 1999 among McLaughlin, Piven, Vogel Securities, Inc., and Reich & Tang Distributors, Inc., as Depositors and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "McLaughlin, Piven, Vogel Family of Trusts, The Pinnacle Trust, and Subsequent Series, Trust Indenture and Agreement" dated September 23, 1998 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.

                             WITNESSETH THAT:

  WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section
1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

  WHEREAS, the Depositors wish to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Section
2.5 of the Indenture; and

  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositors and the Trustee as follows:

                                  Part I

                  STANDARD TERMS AND CONDITIONS OF TRUST

  Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

  Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositors and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated January 20, 1999, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

  Section 1. The following special terms and conditions are hereby agreed to:

  (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of McLaughlin, Piven, Vogel Family of Trusts (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

  (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 15,617.

  (c) For the purposes of the definition of Unit in item (24) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/15,617 as of the date hereof.

  (d) The term Record Date shall mean the fifteenth day of June and December commencing on June 15, 1999.

  (e) The term Distribution Date shall mean the last business day of June and December commencing on June 30, 1999.

  (f) The First Settlement Date shall mean January 25, 1999.

  (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities as of the last deposit of Additional Securities.

  (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.86 per 100 Units:

                              number of Units
           rate per 100 units outstanding
           ------------------ ---------------
                 $0.86        5,000,000 or less
                 $0.80        5,000,001--10,000,000
                 $0.74        10,000,001--20,000,000
                 $0.62        20,000,001 or more

  (i) For purposes of Section 7.4, the Depositors' maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

  (j) The Termination Date shall be April 24, 2000 or the earlier disposition of the last Security in the Trust.

  (k) The fiscal year for the Trust shall end on December 31 of each year.

  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

                                     McLAUGHLIN, PIVEN, VOGEL SECURITIES, INC.
                                        Depositor

                                                   /s/ Allan M. Vogel
                                     By:
                                         --------------------------------------
                                                       President

STATE OF NEW YORK
                       ss:
COUNTY OF NEW YORK

  On this 19th day of January, 1999, before me personally appeared Allan M. Vogel, to me known, who being by me duly sworn, said that he is the President of McLaughlin, Piven, Vogel Securities, Inc., the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                                    /s/ Carla Vogel
                                         --------------------------------------
                                                     Notary Public

                                         REICH & TANG DISTRIBUTORS, INC.

                                                   /s/ Peter J. DeMarco
                                            -----------------------------------
                                         By:
                                                 Executive Vice President

STATE OF NEW YORK
                       ss:
COUNTY OF NEW YORK

  On this 15th day of January, 1999, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Executive Vice President of Reich & Tang Distributors, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                                  /s/ Teresa Scarfone
                                         --------------------------------------
                                                     Notary Public

                                     THE CHASE MANHATTAN BANK
                                        Trustee

                                                 /s/ Rosalia A. Raviele
                                     By:
                                         --------------------------------------
                                                     Vice President

    (SEAL)

STATE OF NEW YORK
                       ss:
COUNTY OF NEW YORK

  On this 19th day of January, 1999, before me personally appeared Rosalia A. Raviele, to me known, who being by me duly sworn, said that he/she is an Authorized Signator of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he/she signed his/her name thereto by like authority.

                                                   /s/ Ada Iris Vega
                                         --------------------------------------
                                                     Notary Public